UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2005

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on July 1, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on May 18, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: June 2005

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through May 31, 2005. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Overall Business Growth

1. I was wondering what drives the growth of the individual segment.  I understand that there is an inherent (perhaps demographic) growth rate in the number of people that become invested in the market and that a lot of the major mutual fund firms use your data anyway but how do you get this business to grow? What channels do you use to grow this business?  Will the cost to acquire customers increase with a push into stock research?  What is the long-term growth rate of this business?

Our Individual business segment has a strong focus on serving the self-directed investor. We estimate that about 84 million individuals in the United States invest in either stocks or mutual funds. As the population ages and has more money to invest, we believe our core audience will expand as well. Based on data released by the U.S. Census Bureau in March 2004, the total number of individuals in the prime retirement planning age of 45 to 64 is projected to increase to 26.2% of the U.S. population by 2010, from 22.1% in 2000. In addition, we believe that stock research will help us expand our reach to a broader pool of investors.

Our marketing in this segment focuses on direct mail for our investor newsletters and Internet search engine placements for our investor Web site, Morningstar.com. We try to be disciplined about our marketing spending and analyze our acquisition costs in relation to the lifetime value of a customer. That determines the amount we’ll spend, so we wouldn’t expect costs to increase on a per-customer basis as we expand our stock research.

We’re not opposed to increasing our total spending as long as we see greater opportunities to add new customers profitably. In addition, we add many customers through word of mouth and referrals, which keeps our overall acquisition costs low.

Because we don’t plan to issue forecasts, we won’t project a long-term growth rate for this (or any) segment of our business. However, we see plenty of room to expand in the individual investor market, particularly with regard to stock research. Based on data from Nielsen/NetRatings (source: Nielsen/NetRatings @plan, Spring 2005 Release), we estimate that approximately 14 million investors own shares of stock and have visited a Web site within the past month to obtain information about stocks. As of December 31, 2004, we reached approximately 3.8 million investors in the United States, which includes registered users of Morningstar.com, paid Premium members, and print newsletter subscribers.

For reference, we’ve previously disclosed that revenue growth in this segment was 48.2% in the first quarter of 2005, 32.7% in 2004, and 10.7% in 2003. The acceleration in these growth rates was heavily influenced by revenue associated with the Global Analyst Research Settlements, which we include in our Individual segment.

2. In the advisor and institutional businesses, are the growth rates dependent on the number of sales people employed?  What are the plans for sales force hiring in 2005-2006?  What are the long-term growth rates in these businesses?

In response to your first question, the answer is yes and no. We have a strong history of introducing new products that can help us increase the revenue generated from existing clients. We also consistently work to improve our sales organization and find ways to be more effective with our current resources. For example, we serve existing clients through relationship management teams, which consist of regional sales directors and senior relationship managers. However, we believe some expansion in our sales teams will likely be necessary over time.

In 2005 and 2006, we anticipate modest hiring in our sales force for the Advisor and Institutional segments. We also monitor the productivity of our sales force and would not hire additional sales reps unless each incremental sales rep generated enough revenue to justify the cost.

Regarding your question about the long-term growth rates, we don’t plan to issue any forecasts. Based on the segment financials we have already disclosed, however, here are some recent growth rates for the two segments:

	Three months ended March 31
Segment Revenue ($000)	2005	2004	% change

Advisor	$16,491	$13,727	20.1%
Institutional	$22,306	$18,452	20.9%

	Year ended December 31
Segment Revenue ($000)	2004	2003	% change	2003	2002	% change

Advisor	$60,880	$49,161	23.8%	$49,161	$40,972	20.0%
Institutional	$78,402	$59,745	31.2%	$59,745	$40,825	46.3%

3. What are the long-term operating margins for the overall business?

We’re not planning to provide forecasts, so we won’t give a specific answer to this question. To get some insight, we recommend that you check out the financial statements included in our prospectus and 10-Q report, as well as the operating margins of our competitors. While we’re not providing a specific forecast for our operating margin, we believe that over time our operating margin should be competitive with our peer companies. Our operating margin may be lower than those of our competitors in certain periods if we choose to make investments to help drive long-term growth.

4. What are your priorities for use of free cash flow? Dividends? Acquisitions?

We seek the highest return opportunities to use our free cash flow that are consistent with our mission of creating great products that help investors. After funding our organic growth and capital expenditures, we can use our remaining cash flow for three things: (1) acquisitions, (2) share buybacks, and/or (3) dividends.

For acquisitions, we look for opportunities to add investment databases and capabilities that increase our ability to serve investors. We consider share buybacks in the same pool as acquisitions because a buyback is simply an acquisition of shares in a business we know well, namely Morningstar. We would initiate a buyback if we felt our shares were undervalued in the market and more attractive than other acquisition opportunities. If over time we can’t find compelling acquisitions—either externally or in our own stock—we would consider a dividend.

We should also mention that we’re not averse to holding cash on our balance sheet in anticipation of future opportunities. As of March 31, 2005, we held cash, cash equivalents, and investments (mainly in fixed-income securities) totaling $84.1 million. Holding some excess cash gives us the financial flexibility to take advantage of new opportunities as they arise.

Databases, Products, and Services

5. Given the plans to expand the database to hedge funds, how many more people are you going to need to develop this database? Or can you leverage your current base of research people?

Currently, our hedge fund team consists of a core group of about seven people. We plan to hire a few senior hedge fund research analysts to fill out this team. The research analysts will be responsible for further developing our methodology for hedge fund analysis and providing written analyst reports on individual hedge funds.

Our hedge fund team works closely with our existing quantitative research group, and much of the infrastructure for hedge fund data leverages the data collection architecture established for our other investment databases. The hedge fund team also works with data analysts in our other database areas.

6. What are the costs associated with the managed portfolios business? Do you need to hire expensive portfolio managers and increase your fixed costs to service this business? By how much?

We have a relatively small team working on our managed portfolios business. Our goal is to pay competitively while keeping our overall costs reasonable. We generally hire senior mutual fund analysts with many years of experience at Morningstar for our managed portfolios team. Our managed portfolios team also has access to Morningstar’s mutual fund database and tools, which helps keep costs down relative to an external portfolio manager, who would have to build or purchase much of this research. In addition, asset management tends to have significant operating leverage because management costs generally don’t increase in tandem with increases in assets under management. The other costs associated with this business are primarily portfolio accounting and recordkeeping costs, as well as sales and marketing to promote the managed portfolios service. However, the fixed costs of asset management tend to be relatively low.

Another factor aiding our compensation costs in this area is our location in Chicago. We suspect that our compensation costs would be significantly higher if we were based in Boston or New York.

7. Really enjoy and appreciate your Web site. Have been investing in stocks for 50 years but now invest and trade daily in only closed-end funds. I’m sure you know this is a fast growing favorite with investors and traders alike yet you rate and/or cover precious few closed-end funds. In the two years I have been watching your website you have added only a very few. When it is so obvious that the interest is there why don’t you take more interest in closed-end funds? Really appreciate an answer am so curious about this.

Thanks for the positive feedback about our site. We have received some customer requests for additional closed-end coverage and may expand this area at some point. Recently, however, we’ve seen a bigger groundswell of interest in other areas, such as exchange-traded funds. Our data team has been working on enhancing the closed-end data we provide, but we’re currently directing most of our analyst resources toward other types of funds, primarily mutual funds and exchange-traded funds.

8. What is your relationship to the other Morningstar sites around the world, in particular Morningstar Japan. Do you have any control over the content of the site?

Our control over the other Morningstar sites around the world varies depending on the nature of our ownership interest in each country’s operations. For the markets in which we have a majority ownership interest (Australia, Canada, France, Holland, Germany, Italy, New Zealand, Norway, People’s Republic of China, Spain, and the United Kingdom), we control the content of each site. With respect to markets where we have minority-owned subsidiaries (Denmark, Japan, Korea, and Sweden) we generally have less direct influence over the content of the site. Because our international sites contain content tailored to the needs of each market, our international partners can often give us helpful insights on the best information for investors in each market. In all cases, though, we work to make sure that the content is consistent with our investment philosophy.

Regarding Japan specifically, we don’t have direct control over the content of the Morningstar Japan site. However, because we are one of the company’s largest shareholders and provide much of the underlying methodology for the site, we have a strong influence on its operations. As of March 31, 2005, we owned approximately 35% of Morningstar Japan K.K., a publicly traded company in Japan.

Independent Equity Research

9. Can you (or have you) provided a breakdown of your revenues between mutual fund services and stock research services? I have a copy of the prospectus and it may be there but I have not been able to find it.  That seems to me to be a very key piece of information about your company - for investors.

We didn’t include this piece of information in our prospectus because we don’t calculate revenue by database for our internal reporting and analysis. We’ll preface our response by giving you a few caveats. For one, it’s difficult to separate our revenue this way because many of our products contain data and analysis on several types of investment vehicles. For Morningstar.com, for example, Premium members have access to analyst reports on 2,000 mutual funds, 1,500 stocks, about 60 exchange-traded funds, plus data on closed-end funds and 529 plans. Second, we don’t price our institutional contracts based on the type of investment vehicle. Estimating the amount of revenue for each database therefore requires making a number of different estimates and assumptions. Finally, we don’t view each database as an island. We think that one of our advantages vis-à-vis our competitors is our ability to provide integrated portfolio tools that help our customers analyze many types of investment vehicles and make side-by-side comparisons. Some of our smaller databases may not generate huge amounts of revenue, but they still help make our product offerings more comprehensive and often help us win business.

With that said, we can give you a general picture of how the revenue breakdown would look. We estimate that information and analysis from our mutual fund database accounts for close to two-thirds of our total revenue. Our stock research is the second largest database by revenue, and has recently shown significant growth because of revenue relating to the Global Analyst Research Settlements. Our variable annuity database is the third largest by revenue. The remaining amount of revenue, which is relatively small, is split among four of our other databases: separate accounts, 529 plans, closed-end funds, and exchange-traded funds. We also launched a new hedge fund database in March 2005.

Our mutual fund database has historically generated much of our revenue growth, but our business is becoming more diversified. This primarily reflects the fact that while our mutual fund revenue is continuing to grow, other areas of our business have been growing at a faster rate. The increase in equity-related revenue mainly reflects independent equity research under the Global Analyst Research Settlements. Information related to variable annuities has also become a more significant part of our business over the past several years.

10. Are there any plans to increase the number of analysts in the stock research group? Or is the current ~70 number of analysts a stable number?

As of March 31, 2005, we had 79 stock analysts on our team. However, we do see additional business opportunities with our equity research and plan to hire more analysts in 2005 to meet this demand.

Revenue Composition: Walk-In, Renewal, and New Revenue

11. Did you revise the $129.5 million (walk-in before cancellations at year-end) down to $124.9 million...if so, why?

Yes. We revised our estimate of 2005 walk-in revenue as of January 1, 2005, from $129.5 million to $124.9 million. Our original estimate inadvertently included revenue from subscriptions that had been cancelled prior to January 1, 2005. (We define walk-in revenue as revenue we expect to recognize during the year from subscriptions and license agreements in place as of January 1, 2005, adjusted for cancellations during the year.)

12. Is the new $122.5 million (walk-in after cancellations) figure for the end of 1Q comparable to the $93.3 million at the end of last year?

These numbers are similar but not exactly parallel. The $122.5 million figure you cite reflects walk-in revenue after the revision mentioned in the previous question, plus further reductions from cancellations during the first quarter, the impact of currency translations, and other routine adjustments. We expect that the 2005 walk-in revenue amount will change based on additional cancellations and other routine adjustments during the remaining nine months of the year; by the end of the year, our net walk-in revenue will be directly comparable to the $93.3 million in net walk-in revenue we reported as of December 31, 2004. Another way to more directly compare these numbers would be to look at the pre-cancellation walk-in revenue amount for 2005 ($124.9 million), which is comparable to the pre-cancellation walk-in revenue amount that we calculated for the beginning of 2004 as discussed in our road show presentation ($96.8 million). Our cancellation rate for 2004 was between 3% and 4%.

13. Does the $36.4 million in new business plus renewals in the 1Q need to be annualized to get us to a figure comparable to the $179.7 million figure at year-end? Also, I seem to remember that there is a disproportionate percentage of contracts that renew in the 1Q, such that it may make sense to give us both the “new wins” and the “renewals” separately.

For the first part of your question, it looks as if you’re sorting through a couple of different metrics. The $179.7 million figure was our total consolidated revenue for 2004. The $36.4 million figure includes the full-year 2005 impact of new and renewal business ($16.0 million and $20.4 million, respectively) closed through the end of the first quarter, absent cancellations. Because this number already reflects a full-year revenue impact, we wouldn’t annualize it per se, but it’s important to note that it doesn’t include any revenue from new or renewal business that will be closed during the second, third, or fourth quarter of 2005. Cumulative revenue basically builds through all four quarters; as the year progresses, new and renewal revenue from business closed in each subsequent quarter will have a less dramatic impact on the current year’s revenue because it will be included in fewer months of the current year. To get a comprehensive picture of full-year revenue for 2005, you’d have to include 2005 walk-in revenue, adjusted for cancellations, plus the total amount of new and renewal revenue recognized during each of the four quarters of the year. We’ve included the graph from our 10-Q below because it sheds some more light on these key metrics.

Regarding the second part of your question, please refer to the answer to question #15 included below.

14. Of the $36.4 million in new and renewal revenue [recognized from deals closed in Q1], how much of that is new revenue and how much is renewal revenue?

The $36.4 million figure you mention includes the full-year impact, absent cancellations, of new and renewal business closed during the first quarter of 2005. About $16.0 million of this amount reflects new revenue, which we define as revenue from selling additional products to current customers or from selling to new customers. The remaining $20.4 million reflects renewal revenue, which we define as revenue from renewals of subscriptions or licenses.

15. Was the percentage of contracts up for renewal in the first quarter disproportionately high relative to the schedule of expirations throughout 2005?

We wouldn’t characterize the first quarter as out of proportion, but our business does tend to show some seasonal trends. We sometimes see higher renewal activity in the first quarter, with a lighter schedule of renewals over the summer months, followed by more activity toward the end of the year. This seasonality is more pronounced in our Individual segment and may be partially offset by large institutional contracts.

16. Were there pronounced sales initiatives in the first quarter that would lead you to believe that the pace of new business generation in the first quarter is not representative of the typical quarter in 2005?

We periodically put special sales programs in place that may last for as little as one day or as long as a few months. These contests are meant to create extra motivation or effort on the part of our sales teams. We generally use these programs year-round, however, and our sales efforts in the first quarter were similar to the initiatives we expect to use in the remaining quarters of the year.

Stock Options

17. Regarding stock option expense....the options under the liability method will continue to be marked-to-market each quarter, based on the share price, correct? If so, what is the guessimated expense for this item for the current quarter, based on the current share prices?

The short answer to the first part of your question: no. The long answer is that we used the liability method of accounting for some of our stock option expense because of a provision in some of our option plans to settle options in cash. However, now that we’re a public company and no longer required to settle options in cash, we will no longer use the liability method. (For background, the liability method involves recording an expense—and in some cases income—as the fair value of our stock changes. As of each balance sheet date, we adjusted the stock option liability to reflect the fair value per share of our common stock. Increases in the fair value of our common stock resulted in an increase in the liability and a corresponding expense; similarly, decreases in the fair value per share of our common stock resulted in a reduction in the liability and corresponding income.) This method accounted for $2.8 million, $9.0 million, and $17.8 million of expense in the first quarter of 2005, full-year 2004, and full-year 2003, respectively. Following the first quarter of 2005, we will not incur additional stock option expenses under the liability method.

We will continue to use the equity method of accounting for stock option expense going forward. Under this method we record the expense over the vesting period of the option, which is generally four years, at the Black-Scholes value of the option on the date of grant. This method contributed $2.1 million, $7.8 million, and $11.2 million to our stock-based compensation expense in the first quarter of 2005, full-year 2004, and full-year 2003, respectively.

18. Would you give any sort of guidance for the current year on total option expense that we should expect?

First, we’d like to point out that while this is a forward-looking question, we are going to answer part of it because it only relies on information that is already available to us; it doesn’t involve giving estimates about future revenue or profitability. During 2005, we expect that the expense under the equity method will be approximately $8.2 million for all options currently outstanding, including the options we granted on May 2, 2005. This amount does not include any expense under the liability method, which was only incurred during the first quarter. The stock option expense reported under the liability method was $2.8 million, so we expect total stock option expense of approximately $11 million for the year based on options granted through May 2, 2005. This number is subject to change based on option forfeitures or additional grants.

Taxes

19. Regarding taxes, remind me again why you used such a high tax rate in the quarter? What should we expect for the full year?

Our effective tax rate of 50.3% in the first quarter of 2005 was higher than the U.S. corporate tax rate, reflecting the impact of expenses related to incentive stock options, which don’t carry a corresponding income tax benefit, as well as the fact that we have not recorded an income tax benefit for the losses of some of our non-U.S. operations. Substantially all of the options accounted for using the liability method were incentive stock options.

We won’t be giving guidance on a full-year tax rate, but it’s worth noting that we are no longer required to use the liability method of accounting for stock options and do not anticipate recording any stock option expense under this method in future periods. In addition, to the extent that our international operations become profitable, the foreign net operating losses may become deductible in certain tax jurisdictions. Finally, Morningstar no longer grants incentive stock options; over the past several years we have granted nonqualified stock options instead, which don’t have the same impact on our effective tax rate.

Corporate Governance and Sarbanes-Oxley

20. Does Morningstar have a split share structure or are the common shares listed on the Nasdaq the only ones? . . .The reason for my question is that some companies have two classes of shares, one with voting rights and another without, or with fewer voting rights. Often, only one class of share is publicly traded and the other privately held and allowing management to control the company.

Is the Morningstar structure essentially “one common share, one vote”?  Or is there some other arrangement in place that gives management control over the company?

Morningstar does not have a split share structure, that is multiple share classes with different voting rights. The common shares listed are the only shares outstanding, and all of the outstanding shares have the same voting rights. We feel this is the most equitable way to run a company because it treats all shareholders equally. Because of Joe Mansueto’s substantial beneficial ownership position in Morningstar, which accounted for 75.8% of the outstanding shares following our initial public offering and the exercise of the underwriters’ over-allotment option, he does have significant control over most shareholder issues. However, all shareholders have voting rights in proportion to their ownership stakes.

The company is authorized to issue preferred stock, but we only have common stock outstanding at this time. We do not currently have any plans to issue preferred stock.

21. I had a question regarding Sarbanes-Oxley costs for this year, has the company provided any indication of what current or anticipated Sarbanes compliance costs will be for the fiscal year?

We haven’t isolated a specific number for costs relating to Sarbanes-Oxley compliance. As a newly public company, we are required to comply with the internal control portion of Sarbanes-Oxley (Section 404) for our fiscal year ending December 31, 2006. In preparation for the efforts involved in complying with Section 404, we’ve added an internal audit function and some additional staff in accounting and financial reporting during the past year. We’ve also used some outside resources to help meet specific compliance requirements, but to a minimal extent. One of the incremental costs associated with Sarbanes-Oxley compliance will be the fees we’ll incur beginning in 2006 from our independent registered accounting firm as it conducts testing of our internal controls and provides its attestation regarding the effectiveness of these controls. At this time, we have not developed an estimate of these fees with our auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: June 3, 2005	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer and Secretary